SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 22, 2016

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 22, 2016, the Company issued a press release entitled “Varian Medical Systems Announces Agreement to Acquire PerkinElmer’s Medical Imaging Business; $276 Million Acquisition to Expand Digital Flat Panel Business for Varex Imaging.” A copy of the press release is attached as Exhibit 99.1 and incorporated by reference into this item.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1     Press Release dated December 22, 2016 entitled “Varian Medical Systems Announces Agreement to Acquire PerkinElmer’s Medical Imaging Business; $276 Million Acquisition to Expand Digital Flat Panel Business for Varex Imaging.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

	By:	/s/ John W. Kuo
	Name:	John W. Kuo
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: December 22, 2016

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated December 22, 2016 entitled “Varian Medical Systems Announces Agreement to Acquire PerkinElmer’s Medical Imaging Business; $276 Million Acquisition to Expand Digital Flat Panel Business for Varex Imaging.”

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